EXHIBIT 99.1

PVH CORP.
200 MADISON AVENUE
NEW YORK, NY  10016

                                                                                                                                FOR IMMEDIATE RELEASE:
                                                                                                                                April 8, 2014

Contact:                      Dana Perlman
Treasurer and Senior Vice President, Business Development and Investor Relations
(212) 381-3502
investorrelations@pvh.com

PVH CORP. ANNOUNCES MINORITY INVESTMENT IN KARL LAGERFELD

New York, NY – PVH Corp. [NYSE: PVH] announced today that it has become a minority shareholder in the parent company of the Karl Lagerfeld brand. Terms of the deal were not disclosed.

This investment will enable PVH to benefit from the growth of this unique brand and includes the right of first offer to license the brand for North America, which has primarily been focused in Europe and Asia.

Karl Lagerfeld was part of the Tommy Hilfiger Group until PVH acquired the Group in 2010, at which time it was spun off to the Group’s former shareholders. Other investors in Karl Lagerfeld include Apax Funds, the Chou Group, Mr. Tommy Hilfiger and Fred Gehring, CEO of Tommy Hilfiger.

Pier Paolo Righi, President of Karl Lagerfeld B.V., said:  “We are excited to have PVH as a shareholder.  We have ambitious plans for the business and have embarked on an aggressive growth strategy, opening a new store every three weeks over the last six months. We believe PVH’s strong track record in supporting the growth opportunity of global designer lifestyle brands will be a big asset.”

PVH Corp., one of the world's largest apparel companies, owns and markets the iconic Calvin Klein and Tommy Hilfiger brands worldwide. It is the world's largest shirt and neckwear company and markets a variety of goods under its own brands, Calvin Klein, Tommy Hilfiger, Van Heusen, IZOD, ARROW, Warner’s and Olga, and its licensed brands, including Speedo, Geoffrey Beene, Kenneth Cole New York, Kenneth Cole Reaction, MICHAEL Michael Kors, Sean John, Chaps, Donald J. Trump Signature Collection, Joseph Abboud, DKNY, Ike Behar and John Varvatos.

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:  Forward-looking statements and information included in this press release, including, without limitation, statements relating to the Company’s future plans, strategies, objectives, expectations and intentions, and the benefits, results, and effects of its investment in Kingdom Holding 1 B.V., the parent company of Karl Lagerfeld B.V. (the “Karl Lagerfeld Business”), are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following:  (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company may be considered to be highly leveraged, and will have to use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past, or make further investments in Kingdom Holding 1 B.V. that may be necessary to maintain its interest as the business is developed; (iii) the Karl Lagerfeld Business is in the early stages of development, and the Company has limited rights with respect to influencing its development as such, there can be no assurance of the success of the Karl Lagerfeld Business or that the Company will receive a return on its investment; the Company may even lose its investment in its entirety; and (iv) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to update publicly any forward-looking statement, whether as a result of the receipt of new information, future events or otherwise.